Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit
99.1	Press release dated May 5, 2022

*Kyto Technology & Life Science Inc. Announces the Termination of Tender Offer*

May 5, 2022

Los Altos Hills, California—Kyto Technology & Life Science, Inc. (OTCQB: KBPH) (the “Company” or “Kyto”), today announced that it has terminated its previously announced tender offer to allow amendment of outstanding warrants to purchase 1,596,667 shares of common stock in Kyto (the “Original Warrants”) to purchase up to 4,790,001 shares common stock in Kyto (the “Shares”), which was due to expire at 11:59 p.m., San Francisco Time, on May 16, 2022 (the “Tender Offer”), as a result of reassessment of offering conditions. As a result of this termination, no Original Warrants will be amended, and no Shares will be issued, and all Election Forms previously tendered and not withdrawn will be cancelled.

The Company may seek opportunities in the future to repurchase Shares from time to time, subject to applicable law. Such future repurchases, if any, may be effectuated through open market purchases under a plan that complies with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through private purchases or through other similar transactions, and would be subject to market conditions, applicable legal requirements, contractual obligations and other factors. Rule 13e-4(f) under the Exchange Act generally prohibits the Company and its affiliates from purchasing any Shares until at least ten business days after the date the Tender Offer was terminated, subject to certain limited exceptions.

*Cautionary Note Regarding Forward-Looking Statements *

Kyto has made statements in this press release that are forward-looking statements, including the expected timing, size or other terms of the tender offer and the company’s ability to complete the tender offer. In some cases, you can identify these statements by forward-looking words such as “may”, “will”, “expect”, “plan”, or “believe”, the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about the company may include projections of the company’s future financial performance, based on its growth strategies and anticipated trends in its business. These statements are only predictions based on the company’s current expectations and projections about future events. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, there are important factors that could cause the company’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined under “Risk Factors” in Kyto’s 2021 Annual Report on Form 10-K and should carefully review the other reports filed by the company with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Kyto is under no duty to, and it does not undertake any obligation to, update or review any of these forward-looking statements after the date of this press release except as required by law.